EXHIBIT 4.12

TRANSFER AGREEMENT

between

RFS HOLDING, L.L.C.,

Transferor,

and

GE CAPITAL CREDIT CARD MASTER NOTE TRUST,

Buyer,

Dated as of September 25, 2003

i

ii

TRANSFER AGREEMENT, dated as of September 25, 2003 (this “Agreement”), between RFS HOLDING, L.L.C., a Delaware limited liability company, as Transferor (“Transferor”) and GE CAPITAL CREDIT CARD MASTER NOTE TRUST, a Delaware statutory trust, as Buyer (“Buyer”).

In consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definitions.

“Account” means each Initial Account and each Additional Account, but excludes any credit card accounts all of the Receivables in which are either reassigned or assigned to Transferor or its designee in accordance with this Agreement or the Trust Receivables Purchase Agreement, and any Accounts which in accordance with Transferor’s customary practices have been removed from Transferor’s computer records due to lack of activity.  The term “Account” includes each account into which an Account is transferred (a “Transferred Account”) so long as (a) such transfer is made in accordance with the Credit and Collections Policies and (b) such Transferred Account can be traced or identified, by reference to or by way of any Account Schedule delivered to Buyer pursuant to this Agreement, as an account into which an Account has been transferred.  Notwithstanding the foregoing, no account in a Dual Card Program shall be deemed to be a “Transferred Account” with respect to any Account in a Private Label Program.  Any Account in which the Principal Receivables have become Charged-Off Receivables shall cease to be an Account for all purposes other than the calculation of Recoveries, and no existing balance or future charges on such account shall be deemed to be Transferred Receivables notwithstanding any subsequent reaffirmation of such account by the Obligor and any resulting action by Originator.  The term Account includes an Additional Account only from and after its Addition Date and includes any Removed Account only prior to its Removal Date.  To avoid doubt, and without limiting the foregoing, each Flagged Account is an Account.

“Accounting Changes” means, with respect to any Person: (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions); (b) changes in accounting principles concurred by such Person’s certified public accountants; (c) purchase accounting adjustments under Financial Accounting Statement 140 and EITF 88-16, and the application of the accounting principles set forth in Financial Accounting Statement 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments.

“Account Schedule” means a computer file or microfiche list containing a true and complete list of Accounts, identified by account number (or by an alpha-numeric identifier that uniquely and objectively identifies the applicable account number pursuant to a protocol that has been provided to the Buyer) and setting forth the receivables balance for each as of (i) the applicable Addition Cut-Off Date, in the case of an Account Schedule relating to Additional Accounts, (ii) the Removal Notice Date, in the case of an Account Schedule relating to Removed Accounts or (iii) the date specified therein, in the case of any Account Schedule relating to Transferred Accounts or any other Account Schedule.  Notwithstanding the foregoing, the initial Account Schedule does not set forth receivables balances, and any failure to set forth receivables balances in such a file or list shall not impair the file’s or list’s effectiveness as an Account Schedule.

“Addition Cut-Off Date” means the date as of which any credit card accounts are designated to be included as Additional Accounts, as specified in the related Assignment.

“Addition Date” means, as to any Additional Accounts, the date as of which receivables outstanding in such Additional Account are first sold or contributed to Buyer, as specified in the related Assignment.

“Additional Accounts” is defined in Section 2.6(a).

“Additional Retailer” means any retailer for which Originator maintains a Private Label Program, a Dual Card Program or both, which is designated as an “Additional Retailer” (a) prior to the RFS Funding Trust Termination Date in accordance with the Trust Receivables Purchase Agreement or (b) thereafter in accordance with Section 2.6(e).

“Administration Agreement” means that certain Administration Agreement dated as of September 25, 2003, among the Administrator, the Buyer and the Trustee.

“Administrator” means GE Capital, in its capacity as Administrator under the Administration Agreement, or any other Person designated as a successor Administrator.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the securities having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Principal Receivables” means, as of any date of determination, the aggregate Outstanding Balance of Principal Receivables as of such date (excluding Principal Receivables that are Specified Retailer Receivables with respect to any date of determination prior to the RFS Funding Trust Termination Date), plus the principal amount of any Participation Interests, minus the Borrowing Base (as defined in the RFS

Funding Trust Agreement) for that Monthly Period; provided that for purposes of calculating the Note Trust Principal Balance, the Borrowing Base (as defined in the RFS Funding Trust Agreement) shall not be subtracted from the Aggregate Principal Receivables.

“Aggregate Reassignment Amount” means, for any reassignment of the Transferred Receivables pursuant to Section 6.1(f), the aggregate outstanding amount of Transferred Receivables (including Principal Receivables and Finance Charge Receivables) as of the end of the last preceding Monthly Period; provided that in no event shall the Aggregate Reassignment Amount be less than the amount specified pursuant to the Indenture.

“Agreement” is defined in the preamble.

“Agreement Termination Date” is defined in Section 7.4.

“Assignment” is defined in Section 2.6(d).

“Authorized Officer” means, with respect to any corporation or statutory trust, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation or trustee or of such trust specifically authorized in resolutions of the Board of Directors of such corporation or by the governing documents or agreements of such trust to sign agreements, instruments or other documents on behalf of such corporation or statutory trust in connection with the transactions contemplated by the Related Documents.

“Banana Republic Program Agreement” means that certain Amended and Restated Consumer Credit Card Program Agreement, dated as of August 29, 2000, by and among Gap, Inc. and Monogram.

“Banana Republic Retailers” means Gap, Inc. d/b/a Banana Republic and its permitted assigns under the Banana Republic Program Agreement.

“Bank Receivables Sale Agreement” means the Receivables Sale Agreement dated as of June 27, 2003, between Monogram and Transferor.

“Bankruptcy Event” means, as to any Person, any of the following events: (a) a case or proceeding shall have been commenced against such Person seeking a decree or order in respect of such Person (i) under any Debtor Relief Law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person; and in the cases of GE Capital or any of its Affiliates, any of the foregoing shall continue for 60 days or the applicable order or relief shall have been granted or (b) such Person shall (i) file a petition seeking relief under any Debtor Relief Law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or for any substantial part of such Person’s assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate or statutory trust action in furtherance of any of the foregoing.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, the State of Connecticut or the State of Georgia.

“Buyer” is defined in the preamble.

“Charged-Off Receivable” means a Principal  Receivable (or any portion thereof) arising in an Account which either (a) is 180 days past due or (b) has otherwise been written off as uncollectible in accordance with the Credit and Collection Policies.  To avoid doubt, a Principal Receivable shall become a Charged-Off Receivable upon the earlier of the events described in clause (a) or clause (b) to occur with respect to the related Account.

“Closing Date” means September 25, 2003.

“Collateral Amount” is defined, with respect to any Series, in the Indenture Supplement for such Series.

“Collection Account” means the deposit account from time to time designated as the “Collection Account” pursuant to the Indenture.

“Collections” means, for any Receivable for any period, (a) the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments, received by Originator or Servicer in payment of, or applied to, any amount owed by an Obligor on account of such Receivable during such period, including all amounts received on account of such Receivable, all other fees and charges, (b) Recoveries and cash proceeds of Related Security with respect to such Receivable and (c) any in-store payments received by a Retailer, Servicer or Originator with respect to such Receivable.

“Contract” means the agreement and Federal Truth in Lending Statement for revolving credit card accounts between any Obligor and Originator, as such agreements may be amended, modified, or otherwise changed from time to time.

“Credit and Collection Policies” means, with respect to each credit card program from which Accounts are drawn, Originator’s policies and procedures relating to the operation of such credit card program, including the policies and procedures for determining the creditworthiness of Obligors and the extension of credit to Obligors, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

“Credit Card Program Agreement” means one or more agreements between Originator and a Retailer pursuant to which Originator provides a Private Label Program, a Dual Card Program or both to the Retailer and its customers.

“Custody and Control Agreement” means the Custody and Control Agreement, dated as of September 25, 2003, between the Buyer and the Indenture Trustee.

“Date of Processing” means, as to any transaction, the day on which the transaction is first recorded on Servicer’s computer file of consumer revolving accounts (without regard to the effective date of such recordation).

“Debtor Relief Laws” means Title 11 of the United States Code, the Federal Deposit Insurance Act and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

“Discount Option Receivables” is defined in Section 2.8(b).

“Discount Option Receivables Collections” is defined in Section 2.8(c).

“Discount Percentage” is defined in Section 2.8(a).

“Dual Card Program” means any arrangement in which Originator agrees to extend general purpose credit card accounts to customers of a Retailer, which accounts combine a private label credit line for use at the Retailer’s retail establishments or in its catalogue sales business and a general purpose credit line for use elsewhere.

“Early Amortization Event” means an “Early Amortization Event” for any series of Notes, as defined in the Indenture and the applicable supplement to the Indenture relating to that series of Notes.

“Eligible Account” means a credit card account that satisfies the definition of “Eligible Account” in the Bank Receivables Sale Agreement as of the applicable date specified therein.

“Eligible Receivable” means a Receivable that satisfies the definition of “Eligible Receivable” in the Bank Receivables Sale Agreement; it being understood that references to “Buyer” and “Seller” in such definition shall be deemed to refer to Buyer and Transferor as defined in this Agreement.

“Excess Funding Account” means the deposit account from time to time designated as the “Excess Funding Account” pursuant to the Indenture.

“Finance Charge Receivables” means Receivables created in respect of periodic finance charges, late fees, returned check fees and all other similar fees and charges billed or accrued and unpaid on an Account.

“Flagged Account” is defined in Section 2.1(c).

“Free Equity Amount” means, at any time, the excess, if any, of the Note Trust Principal Balance over the sum of the Collateral Amounts for all outstanding series of Notes.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Gap Program Agreement” means that certain Consumer Credit Card Program Agreement, dated as of August 28, 2000, by and among Gap, Inc. and Monogram.

“Gap Retailers” means Gap, Inc. and its permitted assigns under the Gap Program Agreement.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“GECAF Retailer” means each retailer who is from time to time a party to a dealer agreement with Monogram relating to Monogram’s GECAF private label credit card program.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Inactive Account” is defined in Section 2.7(d).

“Indenture” means the Master Indenture, dated as of September 25, 2003, between Buyer and the Indenture Trustee.

“Indenture Security Agreement” means the Indenture Security Agreement, dated as of September 25, 2003, between RFS Funding Trust and the Indenture Trustee.

“Indenture Supplement” means, with respect to any Series, a supplement to the Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 2.8 of the Indenture, and an amendment to the Indenture executed pursuant to Sections 9.1 or 9.2 of the Indenture, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee” means Deutsche Bank Trust Company Americas and its successors and assigns under the Indenture.

“Ineligible Receivable” is defined in Section 6.1(d).

“Initial Account” means each open end credit card account included in the “Accounts”, as that term is defined in the Trust Receivables Purchase Agreement, immediately prior to the RFS Funding Trust Termination Date.  The Initial Accounts will be identified in the Account Schedule delivered in connection with the RFS Funding Trust Termination Date.

 “Insurance Proceeds” means any amounts payable to Originator pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account.

“Involuntary Removal” is defined in Section 2.7(b).

“JCPenney Program Agreement” means that certain Consumer Credit Card Program Agreement, dated as of December 6, 1999, by and between J.C. Penney Company, Inc. and Monogram.

“JCPenney Retailers” means J.C. Penney Company, Inc. and other Authorized Entities as such term is defined in the J.C. Penney Program Agreement.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Litigation” means, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

“Lowe’s Retailers” means each of Lowe’s Companies, Inc., Lowe’s Home Centers, Inc., The Contractor Yard, Inc., Lowe’s HIW, Inc. and certain of their affiliates.

“Material Adverse Effect” means a material adverse effect on (a) the ability of Transferor to perform any of its obligations under the Related Documents in accordance with the terms thereof, (b) the validity or enforceability of any Related Document or the rights and remedies of Transferor or Buyer under any Related Document or (c) the Transferred Receivables, the Contracts therefor, the Note Trust Certificate or the ownership interests or Liens of Transferor or Buyer thereon or the priority of such interests or Liens.

“Maximum Addition Amount” means, with respect to any Addition Date:

(a)  an aggregate principal balance as of such Addition Date of Additional Accounts not in excess of lesser of:

(i)            the result of (A) 15% of the Aggregate Principal Receivables determined as of the first day of the third preceding Monthly

Period minus (B) the Aggregate Principal Receivables in all of the Accounts that have been designated as Additional Accounts since the first day of the third preceding Monthly Period (measured for each such Additional Account as of the applicable Addition Cut-Off Date); and

(ii)           the result of (A) 20% of the Aggregate Principal Receivables determined as of the first day of the calendar year in which such Addition Date occurs minus (B) the Aggregate Principal Receivables in all of the Accounts that have been designated as Additional Accounts since the first day of such calendar year (measured, for each such Additional Account, as of the applicable Addition Cut-Off Date); and

(b)  a total number of Additional Accounts not in excess of the lesser of:

(i)            the result of (A) 15% of the total number of Accounts determined as of the first day of the third preceding Monthly Period minus (B) the total number of Accounts that have been designated as Additional Accounts since the first day of the third preceding Monthly Period; and

(ii)           the result of (A) 20% of the total number of Accounts determined as of the first day of the calendar year in which such Addition Date occurs minus (B) the total number of Accounts that have been designated as Additional Accounts since the first day of such calendar year.

“Minimum Free Equity Amount” means the minimum Free Equity Amount that Buyer is required to maintain pursuant to the Indenture.

“Monogram” means Monogram Credit Card Bank of Georgia, a bank organized under the laws of the State of Georgia.

“Montgomery Ward” means Montgomery Ward & Co. Incorporated.

“Monthly Period” means, as to each Payment Date, the period beginning on the 22nd day of the second preceding calendar month and ending on the 21st day of the immediately preceding calendar month; provided that the Monthly Period related to the November 2003 Payment Date shall mean the period from and including the Closing Date to and including October 21, 2003.

“Note” means any note issued by Buyer, and authenticated by the Indenture Trustee pursuant to the Indenture.

“Note Trust Certificate” means the certificate captioned “Note Trust Certificate” and dated June 27, 2003, representing a beneficial interest in a portion of the assets held by the RFS Funding Trust, issued pursuant to the RFS Funding Trust Agreement.

“Note Trust Principal Balance” means, as of any time of determination falling within or relating to a Monthly Period, the result of (a) the Aggregate Principal

Receivables at that time, plus (b) the amount on deposit in the Excess Funding Account at that time (exclusive of any investment earnings on such amount), minus (c) before the RFS Funding Trust Termination Date, the Borrowing Base (as defined in the RFS Funding Trust Agreement) for that Monthly Period.

“Obligor” means, with respect to any Receivable, any Person obligated to make payments in respect thereof.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Old Navy Program Agreement” means that certain Consumer Credit Card Program Agreement, dated as of August 28, 2000, by and among Gap, Inc. and Monogram.

“Old Navy Retailers” means Gap, Inc. d/b/a Old Navy and its permitted assigns under the Old Navy Program Agreement.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion.

“Originator” means Monogram or any other originator so designated pursuant to Section 2.10 of the Trust Receivables Purchase Agreement or this Agreement.

“Outstanding Balance” means, with respect to any Principal Receivable: (a) as of the Transfer Date for that Principal Receivable, the outstanding amount of such Principal Receivable as reflected on Servicer’s books and records (after giving effect to any recharacterization of any portion of such Principal Receivable as a Finance Charge Receivable pursuant to Section 2.8); and (b) thereafter, the amount referred to in clause (a) minus Collections with respect to that Principal Receivable that are allocable to a reduction of the Outstanding Balance thereof minus any subsequent discounts to or any other modifications that reduce such Outstanding Balance; provided, that the Outstanding Balance of a Charged-Off Receivable shall equal zero.

“Participation Interest” is defined in the Bank Receivables Sale Agreement.

 “Payment Date” means, except as otherwise specified in any supplement to the Indenture, the 15th day of each calendar month, or if the 15th day is not on a Business Day, the next Business Day.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; and (c) presently existing or hereinafter created Liens in favor of, or created by, Buyer.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business or statutory trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

“Principal Receivable” means each Receivable, other than a Finance Charge Receivable.

“Prior Transfer Agreement” means that certain Third Amended and Restated Receivables Transfer Agreement dated as of September 25, 1997, amended and restated as of July 22, 1998, as of March 22, 2001 and as of December 30, 2002 between Originator and RFS Funding Trust.

“Private Label Program” means a business arrangement in which Originator agrees to extend open end credit card accounts to customers of such Retailer and such Retailer agrees to allow purchases to be made at its retail establishments, or in its catalogue sales business, under such accounts.

“Purchase Date” means each Business Day.

“Purchase Price” is defined in Section 2.4(a).

“Rating Agency” means, as to any class of Notes, the rating agency or agencies, if any, specified in the related supplement to the Indenture.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency, if any, shall have notified Buyer in writing that such action will not result in a reduction or withdrawal of the rating, if any, of any outstanding class of Notes with respect to which it is a Rating Agency.

“Reassignment” is defined in Section 2.7(a).

“Receivable” means any amount owing by an Obligor under an Account from time to time.

“Receivables Trust” means (a) prior to the RFS Funding Trust Termination Date, the RFS Funding Trust and (b) on and after the RFS Funding Trust Termination Date, Buyer.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by Originator, Servicer, or any Sub-Servicer with respect to the Transferred Receivables and the Obligors thereunder.

“Recoveries” means (a) so long as the servicing arrangement described in Section 2.1(b) of the Bank Receivables Sale Agreement remains in effect, amounts allocated to the Transferred Receivables pursuant to that Section and (b) if at any time that servicing arrangement no longer remains in effect, with respect to any Transferred Receivable, (i) Collections of such Transferred Receivable received after such Transferred Receivable was charged off as uncollectible but before any sale or other disposition of such

Transferred Receivable after charge off; and (ii) any proceeds from such a sale or other disposition by Transferor of such a charged off Transferred Receivable, in each of clauses (i) and (ii) net of expenses of recovery.

“Related Documents” means this Agreement, the Bank Receivables Sale Agreement, the Trust Receivables Purchase Agreement, the RFS Funding Trust Agreement, the Trust Agreement, the Custody and Control Agreement, the Indenture, any Indenture Supplement, the Servicing Agreement, the Indenture Security Agreement, the Administration Agreement and all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with any of the foregoing or the transactions contemplated thereby.

“Related Security” means with respect to any Receivable: (a) all of Originator’s interest, if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which gave rise to such Receivable; (b) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and (c) all Records relating to such Receivable.

“Removed Accounts” is defined in Section 2.7(a).

“Removal Date” is defined in Section 2.7(a).

“Removal Notice Date” is defined in Section 2.7(a).

“Required Principal Balance” means the minimum Note Trust Principal Balance that Buyer is required to maintain pursuant to the Indenture.

“Requirements of Law” means, as to any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local.

“Retailer” means the Banana Republic Retailers; the Gap Retailers; the GECAF Retailers; the JCPenney Retailers, Inc.; the Lowe’s Retailers; Montgomery Ward; the Old Navy Retailers; the Sam’s Club Retailers; the Wal-Mart Retailers and from time to time, any “Additional Retailer” designated pursuant to (and as defined in) this Agreement.  It is understood and agreed that (a) additional retailers who from time to time become GECAF Retailers shall automatically be treated as Retailers with respect to Monogram’s GECAF program without the necessity of complying with the terms of Section 2.6(e) and (b) any Person designated as a Retailer shall cease to be included as a Retailer if the Accounts related to that Person are designated as Removed Accounts pursuant to Section 2.7(b), effective at the time that the repurchase of the related Transferred Receivables is completed.

“RFS Funding Trust” means RFS Funding Trust, a Delaware statutory trust.

“RFS Funding Trust Termination Date” means the date on which the RFS Funding Trust is terminated and all of the Transferred Receivables held by the RFS Funding Trust are transferred to Buyer.

“RFS Funding Trust Agreement” means the Amended and Restated Trust Agreement, dated as of December 19, 2002 among Transferor, General Electric Capital Services, Inc. and Deutsche Bank Trust Company Delaware, as trustee, as amended and restated on June 27, 2003 among the Transferor, RFS Holding, Inc. (as assignee of General Electric Capital Services, Inc.) and Deutsche Bank Trust Company Delaware, as trustee.

“Sam’s Club Program Agreement” means that certain Third Amended and Restated Consumer Credit Card Program Agreement, dated as of February 1, 1999, by and among Wal-Mart Stores, Inc., Sam’s West, Inc., Sam’s East, Inc. and Monogram.

“Sam’s Club Retailers” means Sam’s West, Inc., a Delaware corporation, Sam’s East, Inc., a Delaware corporation, and their respective successors and permitted assigns under the Sam’s Club Program Agreement.

“Servicer” means Monogram, in its capacity as Servicer under the Servicing Agreement, or any other Person designated as a successor servicer pursuant to the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement dated as of June 27, 2003, among Servicer, RFS Funding Trust and Buyer (upon its accession in accordance with the terms thereof).

“Specified Retailer Receivables” means the Transferred Receivables arising in the Originator’s programs for Montgomery Ward.  Transferred Receivables arising in the Originator’s program for Montgomery Ward that have been transferred to the Originator’s program for Wal-Mart Retailers shall not be considered Specified Retailer Receivables.

“Sub-Servicer” means any Person with whom Servicer enters into a Sub-Servicing Agreement.

“Sub-Servicing Agreement” means any written contract entered into between Servicer and any Sub-Servicer relating to the servicing, administration or collection of the Transferred Receivables.

“Subsidiary” means, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

“Transferred Account” is defined within the definition of Account.

“Transfer Date” means a date on which Buyer acquires Transferred Receivables from Transferor pursuant to Section 2.1 or any Assignment.

“Transferor” means RFS Holding, L.L.C. or any additional transferor designated as a “Transferor” pursuant to Section 2.9.

“Transferred Assets” is defined in Section 2.1.

“Transferred Receivable” means any Receivable purchased by Buyer from Transferor pursuant to this Agreement or any Assignment, including Principal Receivables and Finance Charge Receivables that exist at the time of purchase of any Principal Receivables in the same Account or that arise in an Account after the date of purchase of Principal Receivables in the Account. However, Receivables that are repurchased by Transferor pursuant to this Agreement or purchased by Servicer pursuant to the Servicing Agreement shall cease to be considered “Transferred Receivables” from the date of such purchase.

“Trust Agreement” means the Trust Agreement, dated as of September 25, 2003, between Transferor and the Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Trust Receivables Purchase Agreement” means the Receivables Purchase and Contribution Agreement dated as of June 27, 2003, between Transferor and RFS Funding Trust.

“Trustee” means The Bank of New York (Delaware), not in its individual capacity but solely in its capacity as trustee under the Trust Agreement.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“United States” means the United States of America, together with its territories and possessions.

“Wal-Mart Program Agreement” means that certain Consumer Credit Card Program Agreement dated as of August 26, 1999, by and between Wal-Mart Stores, Inc. and Monogram.

“Wal-Mart Retailers” means ‘Retailer’ as such term is defined in the Wal-Mart Program Agreement.

Section 1.2             Other Interpretive Matters.  All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all related certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this

Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; and unless otherwise provided, references to any month, quarter or year refer to a fiscal month, quarter or year as determined in accordance with the GE Capital fiscal calendar; (b) terms defined in Article 9 of the UCC as in effect in the applicable jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms and (i) references to any Person include that Person’s successors and permitted assigns.

ARTICLE II

SALES AND CONTRIBUTIONS

Section 2.1             Sales and Contributions.  (a)  By execution of this Agreement, Transferor does hereby transfer, assign, set over and otherwise convey to Buyer, without recourse except as provided herein, all its right, title and interest in, to and under (i) the Note Trust Certificate, (ii) effective on the RFS Funding Trust Termination Date, (A) the Receivables existing at the opening of business on the RFS Funding Trust Termination Date, and thereafter created from time to time until the Agreement Termination Date, together with the Related Security and Collections with respect thereto, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto, (B) without limiting the generality of the foregoing or the following, all of Transferor’s rights pursuant to the Bank Receivables Sale Agreement to receive payments from any Retailer on account of in-store payments and any other amounts received by such Retailer in payment of Receivables and (C) all of Transferor’s other rights under the Bank Receivables Sale Agreement and (iii) all proceeds of all of the foregoing (collectively, the “Transferred Assets”).  The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of Originator, Transferor or any other Person in connection with the Accounts or the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, Retailers, clearance systems or insurers.

(b)           On the Closing Date, Transferor shall deliver to Buyer a registered certificate representing the Note Trust Certificate.  Within ten (10) days of the RFS Funding Trust Termination Date, Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Transferred Receivables conveyed by Transferor existing on the RFS Funding Trust Termination Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of its interest in such Transferred Receivables to Buyer, and to deliver a file stamped copy of each such financing statement or other evidence of such filing (which may, for purposes of this Section 2.1 consist of telephone confirmation of such filing promptly followed by delivery to Buyer of a file-stamped copy) as soon as practicable after the RFS Funding Trust Termination Date, and (if any additional filing is so necessary) as soon as practicable after the applicable Addition Date, in the case of Transferred Receivables arising in Additional Accounts.  Buyer shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such transfer and assignment.

(c)           Transferor agrees, at its own expense, (i) on or prior to (x) the RFS Funding Trust Termination Date, in the case of the Initial Accounts, (y) the applicable Addition Date, in the case of Additional Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate, or cause to be indicated, in the appropriate computer files that Receivables created (or reassigned, in the case of Removed Accounts) in connection with the Accounts have been conveyed to Buyer pursuant to this Agreement (or conveyed to Transferor or its designee in accordance with Section 2.7, in the case of Removed Accounts) by including, or causing to be included, in such computer files a code so identifying each such Account (or, in the case of Removed Accounts, deleting, or causing to be deleted, such code thereafter) and (ii) on or prior to the date referred to in clauses (i)(x), (y) or (z), as applicable, to deliver to Buyer an Account Schedule.  The initial such Account Schedule, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement.  Once the code referenced in clause (i) of this paragraph has been included with respect to any Account, Transferor further agrees not to permit such code to be altered during the remaining term of this Agreement unless and until (x) such Account becomes a Removed Account, or (y) Transferor shall have delivered to Buyer at least 30 days’ prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Buyer in the Transferred Receivables to continue to be perfected with the priority required by this Agreement.  At any time that the code referenced in clause (i) is included with respect to any account, such account shall be a “Flagged Account.”

Section 2.2             Acceptance by Buyer.

(a)           Buyer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to Buyer pursuant to Section 2.1.  Trustee shall maintain a copy of Schedule 1, as delivered to it from time to time.

(b)           Buyer hereby agrees not to disclose to any Person any of the account numbers or other information contained in the Account Schedule marked as Schedule 1 and delivered to Buyer, from time to time, except (i) to Servicer, any Sub-Servicer or as required by a Requirement of Law applicable to Buyer, (ii) in connection with the performance of Buyer’s duties hereunder, (iii) to Indenture Buyer in connection with Indenture Buyer’s duties or (iv) to bona fide creditors or potential creditors of Servicer or Transferor for the limited purpose of enabling any such creditor to identify Transferred Receivables or Accounts subject to this Agreement.  Buyer agrees to take such measures as shall be reasonably requested by Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow Transferor or its duly authorized representatives to inspect Buyer’s security and confidentiality arrangements from time to time during normal business hours upon prior written notice.  Buyer shall promptly notify Transferor of any request received by Buyer to disclose information of the type described in this Section 2.2(b), which notice shall in any event be provided no later than five (5) Business Days prior to disclosure of any such information unless Buyer is compelled pursuant to a Requirement of Law to disclose such information prior to the date that is five (5) Business Days after the giving of such notice.

Section 2.3             Grant of Security Interest.  The parties hereto intend that each transfer of the Transferred Assets shall constitute a sale or capital contribution, as applicable, by Transferor to Buyer and not a loan by Buyer to Transferor secured by the Transferred Assets.  Notwithstanding anything to the contrary set forth in this Section 2.3, if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a sale, or capital contribution, as applicable, then the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and that Transferor shall be deemed to have granted, and Transferor hereby grants, to Buyer a first priority lien and security interest in and to all of Transferor’s right, title and interest in, to and under the Transferred Assets, subject only to Permitted Encumbrances.

Section 2.4             Purchase Price; Issuance of Notes.  (a)  The purchase price for the Transferred Receivables and the other Transferred Assets related thereto shall equal the Outstanding Balance of the Principal Receivables included therein, adjusted consistent with any applicable Discount Percentage (such amount for any Transferred Assets, the “Purchase Price”).

(b)           The Purchase Price for any Transferred Assets sold by Transferor under this Agreement shall be payable in full in cash on each Purchase Date or less frequently if so agreed between Buyer and Transferor; provided, however, that Buyer may, with respect to any sale or contribution, offset against such Purchase Price any amounts owed by Transferor to Buyer hereunder and which remain unpaid.  On each such Purchase Date or other date set by the parties for payment, Buyer shall, upon satisfaction of the applicable conditions set forth in Article III, make available to Transferor the Purchase Price for the applicable Transferred Assets in same day funds.  If Buyer does not have sufficient cash on any Purchase Date or other date set by the parties for payment to pay the full Purchase Price, the remaining balance shall be deemed to be contributed to Buyer in exchange for a corresponding increase in the Free Equity Amount; provided that Transferor may require Buyer to issue Notes in exchange for a decrease in the Free Equity Amount as provided in clause (c).

(c)           Upon Transferor’s request, Buyer shall from time to time issue a series of Notes to Transferor or its designee with such terms as specified in the related Indenture Supplement, so long as (i) such issuance is permitted under the terms of the Indenture and (ii) without limiting the generality of the foregoing, after giving effect to each such issuance (A) the Free Equity Amount is not less than the Minimum Free Equity Amount and (B) the Note Trust Principal Balance is not less than the Required Principal Balance.  This clause (c) is effective both before and after the RFS Funding Trust Termination Date.

Section 2.5             Adjustments.  If on any day falling on or after the RFS Funding Trust Termination Date the outstanding amount of any Principal Receivable is reduced because of a rebate, refund, unauthorized charge or billing error to an accountholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by an accountholder, or if the outstanding amount of any Principal Receivable is otherwise reduced other than on account of Collections thereof or such amount being charged-off as uncollectible, then, Transferor shall compensate Buyer for such reductions as provided below.  The compensation payable by Transferor for any such reduction shall equal the amount of the reduction in the Outstanding Balance of the Principal Receivable.  Transferor shall pay such compensation to Buyer not later than the second Business Day after adjustment ; provided that during any period when the Issuer is permitted by Section 8.4 of the Indenture to make a single deposit to the Collection Account, such compensation need not be paid until the first Transfer Date following the end of the Monthly Period in which the adjustment arises; and provided, further, that no such payment need be made if the Free Equity Amount exceeds zero.

Section 2.6             Addition of Accounts.

(a)           Additional Accounts.  If, at the end of any Monthly Period falling after the RFS Funding Trust Termination Date, the Free Equity Amount is less than the Minimum Free Equity Amount, Transferor shall require Originator to designate additional Eligible Accounts to be included as “Accounts” under (and as defined in) the Bank Receivables Sale Agreement, and Transferor shall in turn designate such accounts (“Additional Accounts”) as Accounts for purposes of this Agreement in a sufficient amount such that the Free Equity Amount at the end of such Monthly Period, computed on a pro forma basis as if the Additional Accounts had been designated prior to the end of such Monthly Period, is at least equal to the Minimum Free Equity Amount (if any). In addition, if, at the end of any Monthly Period, the Note Trust Principal Balance is less than the Required Principal Balance, Transferor shall require Originator to designate additional Eligible Accounts to be included as “Accounts” under the Bank Receivables Sale Agreement, and Transferor shall in turn designate such accounts as Additional Accounts for purposes of this Agreement in a sufficient amount such that the Note Trust Principal Balance will be equal to or greater than the Required Principal Balance. Receivables from such Additional Accounts shall be transferred to Buyer on or before the tenth Business Day following such Monthly Period. To the extent Transferor designates Additional Accounts with Principal Receivables substantially in excess of the amount of Principal Receivables required under this subsection 2.6(a), such excess shall be deemed to be optional Additional Accounts under subsection 2.6(b) below and will be permitted to be so designated solely to the extent permitted by subsection 2.6(b).

(b)           Voluntary Additions of Accounts. In addition to its obligation under subsection 2.6(a), Transferor may also designate additional Eligible Accounts as Additional Accounts if Originator wishes to designate additional Accounts under the Bank Receivables Sale Agreement at a time when Additional Accounts are not required pursuant to subsection 2.6(a).

(c)           Participation Interests.  In lieu of, or in addition to, designating Additional Accounts as required by subsection (a) above or designating additional Accounts as permitted by subsection (b) above, Transferor may convey Participation Interests to Buyer.  The Rating Agency Condition must be satisfied in connection with any such conveyance and Transferor and Buyer will enter into a supplement to this Agreement specifying the terms of any such conveyance.

(d)           Conditions for Additions of Additional Accounts. Any sale of Receivables from Additional Accounts under subsection 2.6(a) or (b) shall occur only upon satisfaction of the following conditions (to the extent provided below):

(i)            on or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(a) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(b), Transferor shall give Buyer written notice that such Additional Accounts will be designated, which notice shall specify the approximate aggregate amount of the Receivables to be transferred;

(ii)           on or before the Addition Date, (A) Transferor shall have delivered to Buyer, a written assignment in substantially the form of Exhibit A (the “Assignment”) (which may be executed by the Administrator on behalf of the Buyer), (B) the representations and warranties of Transferor set out in Exhibit A shall be true with respect to the Additional Accounts and (C) Transferor shall indicate in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to Buyer;

(iii)          Transferor shall not make more than one such designation per Retailer in any one Monthly Period;

(iv)          Transferor shall deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts to Buyer (in such numbers and with such additional addressees as Buyer may reasonably request) substantially in the form of Exhibit D (with appropriate modifications);

(v)           in the case of any designation pursuant to subsection 2.6(b), if the designation will cause the number or principal amount of Additional Accounts to exceed the Maximum Addition Amount, five Business Days prior written notice shall have been given to the Rating Agencies and the Rating Agency Condition shall have been satisfied with respect to the designation.  For this purpose, “Additional Accounts” designated pursuant to the Trust Receivables Purchase Agreement prior to the RFS Funding Trust Termination Date shall be deemed to have been designated as Additional Accounts under this Agreement on the date they were so designated under the Trust Receivables Purchase Agreement;

(vi)          such Additional Accounts shall not relate to Montgomery Ward or, unless the Rating Agency Condition has been satisfied, the GECAF Retailers; and

(vii)         such Additional Accounts shall have arisen pursuant to a Retailer’s Credit Card Program Agreement, unless the Rating Agency Condition has been satisfied and Buyer has consented to such addition.

(e)           Additional Retailers. Transferor may from time to time designate retailers as “Additional Retailers” if (i) Originator wishes to make such a designation under the Bank Receivables Sale Agreement, (ii) Buyer consents to such designation and (iii) the Rating Agency Condition has been satisfied with respect to the designation.  In addition, prior to the first date on which credit card accounts arising in any Dual Card Program are designated as Accounts, the Rating Agency Condition must be satisfied with respect to such Dual Card Program, regardless of whether the Originator also maintains a Private Label Program for the related Retailer, the credit card accounts in which have been designated as Accounts.

Section 2.7             Removal of Accounts.

(a)           From time to time, after the RFS Funding Trust Termination Date, but not more frequently than once during each Monthly Period for any Retailer, Transferor shall have the right to require the reassignment to it or its designee of all Buyer’s right, title and interest in, to and under the Transferred Receivables then existing and thereafter created in a specified set of Accounts (the “Removed Accounts”), together with the Related Security and Collections with respect thereto, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto, upon satisfaction of the following conditions:

(i)            on or before the tenth Business Day immediately preceding the Removal Date (the “Removal Notice Date”) Transferor shall have given Buyer, Servicer and each Rating Agency written notice of such removal and specifying the date for removal of the Removed Accounts (the “Removal Date”); Transferor shall provide each Rating Agency with such additional information relating to such removal as the Rating Agency shall reasonably request;

(ii)           on or prior to the Removal Date, Transferor shall have delivered to Buyer an Account Schedule listing the Removed Accounts;

(iii)          with respect to any Involuntary Removal pursuant to Section 2.7(b), Transferor shall use reasonable efforts to satisfy the Rating Agency

Condition; and as to any other removal, the Rating Agency Condition shall have been satisfied;

(iv)          Transferor shall have delivered to Buyer an Officer’s Certificate, dated as of the Removal Date, to the effect that Transferor reasonably believes that (A) in the case of any removal other than an Involuntary Removal, such removal will not, based on the facts known to such officer at the time of such certification, then or thereafter cause an Early Amortization Event to occur with respect to any series of Notes, (B) in the case of any Involuntary Removal, Transferor has used reasonable efforts to avoid having such removal result in an Early Amortization Event, (C) in either case, no selection procedure believed by Transferor to be materially adverse to the interest of Buyer or any of its creditors has been used in removing Removed Accounts from among any pool of Accounts of a similar type (it being understood that Transferor will not be deemed to have used such an adverse selection procedure in connection with any Involuntary Removal) and (D) in the case of any removal other than an Involuntary Removal, Accounts (or administratively convenient groups of Accounts or Participation Interests, such as billing cycles) were chosen for removal on a random basis;

(v)           in the case of any removal pursuant to Section 2.7(a), the Note Trust Principal Balance in the Removed Accounts shall not exceed the lesser of (A) the excess of the Free Equity Amount over the Minimum Free Equity Amount or (B) the excess of the Note Trust Principal Balance over the Required Principal Balance, all measured as of the end of the most recently ended Monthly Period; and

(vi)          in the case of any removal pursuant to Section 2.7(b), the removal shall not cause the Free Equity Amount to be less than the Minimum Free Equity Amount or cause the Note Trust Principal Balance to be less than the Required Principal Balance.

Upon satisfaction of the above conditions, Buyer shall execute and deliver to Transferor or its designee a written reassignment in substantially the form of Exhibit B (the “Reassignment”) (which may be executed by the Administrator on behalf of the Buyer) and shall, without further action, be deemed to transfer, assign, set over and otherwise convey to Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of Buyer in and to the Transferred Receivables arising in the Removed Accounts, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivables with respect thereto and Insurance Proceeds relating thereto and all proceeds of the foregoing.  In addition, Buyer shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Transferor to effect the conveyance of Transferred Receivables pursuant to this Section.

(b)           After the RFS Funding Trust Termination Date, Transferor shall from time to time designate as Removed Accounts any Accounts designated for purchase by a

Retailer pursuant to the terms of the related Credit Card Program Agreement (each, an “Involuntary Removal”).  Any repurchase of the Transferred Receivables in Removed Accounts designated pursuant to this Section 2.7(b) shall be effected in the manner and at a price determined in accordance with  Section 6.1(e), as if the Transferred Receivables being repurchased were Ineligible Receivables.

(c)           After the RFS Funding Trust Termination Date, on the last day of the Monthly Period in which a Receivable becomes a Charged-Off Receivable, Buyer shall automatically and without further action or consideration be deemed to sell, transfer, and otherwise convey to Transferor, without recourse, representation or warranty (except for the warranty that since the date of the transfer of such Charged-Off Receivable by Transferor to Buyer under this Agreement, Buyer has not sold, transferred or encumbered any such Receivable or interest therein), all the right, title and interest of Buyer in and to such Receivable, all monies due or to become due with respect thereto and all proceeds thereof.  The purchase price for the Charged-Off Receivables purchased pursuant to this Section 2.7(c) shall equal the aggregate amount of Recoveries for that Monthly Period.  Such purchase price shall be payable in full in cash by Transferor on the Business Day preceding the related Payment Date.

(d)           Transferor may from time to time, at its option, by notice to Buyer, designate as a Removed Account any Account (each, an “Inactive Account”) that either (i) has had a zero balance and on which no charges have been made, in each case for at least the preceding 12 months or (ii) has a zero balance and the Obligor of which has agreed to open a credit card account in a related Dual Card Program in substitution for such Account.  On or prior to the Removal Date for any Inactive Accounts, Transferor shall have delivered to Buyer an Account Schedule listing the Inactive Accounts that are to become Removed Accounts.

Section 2.8             Discount Option.  (a) Any Discount Percentages designated and in effect under the Trust Receivables Purchase Agreement prior to the RFS Funding Trust Termination Date shall be deemed to have been designated and in effect pursuant to this Agreement.  After the RFS Funding Trust Termination Date, for each Retailer, Transferor shall have the option (subject to the limitations described below) to designate at any time a fixed or floating percentage (the “Discount Percentage”) of the amount of all Transferred Receivables arising in all Accounts related to such Retailer on or after the date such designation becomes effective that would otherwise constitute Principal Receivables to be treated as Finance Charge Receivables.  Transferor may from time to time increase, reduce or eliminate (subject to the limitations described below) the Discount Percentage related to such Retailer for Discount Option Receivables arising in an Account on and after the date of such change.  Transferor shall provide 30 days’ prior written notice to Servicer, Buyer, and each Rating Agency of any initial designation, increase, reduction or elimination, and such initial designation, increase, reduction or elimination shall become effective on the date specified therein only if (i) Transferor has delivered to Buyer an Officer’s Certificate to the effect that, based on the facts known to such officer at the time, Transferor reasonably believes that such initial designation, increase, reduction or elimination will not at the time of its occurrence cause an Early Amortization Event, or an event which with notice or the lapse of time would constitute an Early Amortization Event, to occur with respect to any series of Notes, (ii) in the case of any initial designation or increase, the Discount Percentage for such Retailer shall not exceed 5% after giving effect to that initial designation or increase, unless the Rating Agency Condition has been satisfied with respect to the increase , (iii) in the case of any reduction, the Rating Agency Condition has been satisfied and (iv) Buyer consents to such designation, increase, reduction or elimination.

(b)           The portion of the Principal Receivables arising in Accounts relating to any Retailer as to which a Discount Percentage is in effect that shall be recharacterized as Finance Charge Receivables shall equal the product of (x) an amount equal to the aggregate Outstanding Balance of such Principal Receivables (before giving effect to the recharacterization) and (y) a fraction the numerator of which is the Discount Option Receivables relating to the Retailer and the denominator of which is the aggregate Outstanding Balance of all Principal Receivables for such Retailer (before giving effect to the recharacterization).  The fraction referred to in the preceding clause (y) shall be determined not later than the 10th day of each calendar month (or, if such 10th day is not a Business Day, on the next Business Day) using the numerator and denominator as of the end of the most recent Monthly Period, and that fraction shall be used until recalculated in the next month.  For this purpose, “Discount Option Receivables” means, as to any Retailer, on any Date of Processing on and after the date on which Transferor’s exercise of its discount option for such Retailer takes effect, the sum of (i) the aggregate amount of Discount Option Receivables relating to such Retailer at the end of the prior day (which amount, prior to the date on which Transferor’s exercise of its discount option for such Retailer takes effect and with respect to Principal Receivables generated in such Retailer’s program prior to such date, shall be zero), plus (ii) the product of (A) the Discount Percentage for such Retailer and (B) the amount of Principal Receivables (before giving effect to the recharacterization referred to above) created on such day in such Retailer’s program, minus (iii) any Discount Option Receivables Collections (as defined below) received on such Date of Processing.

(c)           Notwithstanding clause (b), the portion of  Collections of Principal Receivables arising in Accounts relating to any Retailer as to which a Discount Percentage is in effect that shall be recharacterized as Collections of Finance Charge Receivables (“Discount Option Receivables Collections”) shall equal, on any Date of Processing on and after the date on which Transferor’s exercise of its discount option for such Retailer takes effect, the product of (a) a fraction the numerator of which is the amount of the Discount Option Receivables relating to such Retailer and the denominator of which is the aggregate Outstanding Balance of all Principal Receivables for such Retailer (before giving effect to the recharacterization), in each case (for both numerator and denominator) as most recently determined pursuant to clause (b) and (b) Collections of Principal Receivables relating to such Retailer (before giving effect to the recharacterization) received on such Date of Processing.

Section 2.9             Additional Transferors.  Transferor may permit Originator to designate additional or substitute Persons to be included as “Transferors” under (and as defined in) the Bank Receivables Sale Agreement if the Rating Agency Condition is satisfied with respect to such designation.

Section 2.10           Additional Originators.  Transferor may permit Monogram to designate additional or substitute Persons to be included as “Originators” under (and as defined in) the Bank Receivables Sale Agreement and this Agreement if the Rating Agency Condition is satisfied with respect to such designation.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1             Conditions to Initial Transfer.  The initial sale or conveyance hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by Buyer upon written notice to the Rating Agencies) as of the Closing Date:

(a)           Documents.  This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Transferor and Buyer, and Buyer shall have received such documents, instruments, agreements and legal opinions as Buyer shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to Buyer.

(b)           Governmental Approvals.  Buyer shall have received satisfactory evidence that Transferor has obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

(c)           Compliance with Laws.  Transferor shall be in compliance with all applicable foreign, federal, state and local laws and regulations, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.2             Conditions to all Transfers.  Each sale or contribution hereunder (including the initial sale or contribution) shall be subject to satisfaction of the following further conditions precedent (any one or more of which, except clause (b) below, may be waived in writing by Buyer upon written notice to the Rating Agencies) as of the Transfer Date therefor:

(a)           The representations and warranties of Transferor contained herein or in any other Related Document required to be made on such Transfer Date shall be true and correct in all material respects as of such Transfer Date, both before and after giving effect to such sale or contribution; and

(b)           Transferor shall be in compliance in all material respects with each of its covenants and other agreements set forth herein.

The consummation by Transferor of the sale or contribution, as applicable, of Transferred Assets on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by Transferor that the conditions in clauses (a) and (b) of this Section 3.2 have been satisfied.

ARTICLE IV

OTHER MATTERS RELATING TO TRANSFEROR

Section 4.1             Merger or Consolidation of, or Assumption of the Obligations of, Transferor etc.

(a)           Transferor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(i)            the Person formed by such consolidation or into which Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of Transferor substantially as an entirety shall be, if Transferor is not the surviving entity, an entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if Transferor is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to Buyer, in form reasonably satisfactory to Buyer, the performance of every covenant and obligation of Transferor hereunder;

(ii)           Transferor has delivered to Buyer (A) an Officer’s Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) an Opinion of Counsel to the effect that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(iii)          the business entity into which Transferor shall merge or consolidate, or to which such conveyance or transfer is made, shall be (x) a business entity that may not become a debtor in any case, action or other proceeding under Title 11 of the United States Code or (y) a special-purpose corporation, the powers and activities of which shall be limited to the performance of Transferor’s obligations under this Agreement and the other Related Documents;

(iv)          if Transferor is not the surviving entity, the surviving entity shall file new UCC-1 financing statements with respect to the interest of Buyer in the Transferred Assets, if any; and

(v)           prior written notice shall have been delivered to the Rating Agencies with respect to such merger conveyance or transfer and the Rating Agency Condition shall have been satisfied.

(b)           This Section 4.1 shall not be construed to prohibit or in any way limit Transferor’s ability to effectuate any consolidation or merger pursuant to which Transferor would be the surviving entity.

(c)           The obligations of Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of Transferor hereunder except in each case in accordance with (i) the provisions of the foregoing paragraphs, (ii) Section 2.9 of this Agreement or (iii) conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) for which Transferor delivers an Officer’s Certificate to Buyer indicating that Transferor reasonably believes that such action will not result in a Material Adverse Effect, (2) which meet the requirements of clause (ii) of paragraph (a) and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to Buyer in writing in form satisfactory to Buyer, the performance of every covenant and obligation of Transferor thereby conveyed.

ARTICLE V

BANKRUPTCY EVENTS

Section 5.1             Rights upon the Occurrence of a Bankruptcy Event.  If a Bankruptcy Event occurs with respect to Transferor, Transferor shall on the day any such event occurs, immediately cease to transfer Principal Receivables to Buyer and shall promptly give notice of such event to Indenture Trustee, Buyer and the Rating Agencies.  Notwithstanding any cessation of the transfer to Buyer of additional Principal Receivables, Principal Receivables transferred to Buyer prior to the occurrence of such Bankruptcy Event and Collections in respect of such Principal Receivables, and Finance Charge Receivables whenever created accrued in respect of such Principal Receivables, shall continue to be property of Buyer.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 6.1             Representations and Warranties of Transferor.  (a)  To induce Buyer to accept the Transferred Assets, Transferor makes the representations and warranties in subsections (i) through (viii) to Buyer, as of the Closing Date and each subsequent Transfer Date and Transferor shall make the representations and warranties in subsection (ix) hereof to Buyer on each Transfer Date on or after the RFS Funding Trust Termination Date, each and all of which shall survive the execution and delivery of this Agreement.

(i)            Valid Existence; Power and Authority.  Transferor (A) is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where the failure to be so qualified or in good standing would have a Material Adverse Effect and (C) has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(ii)           UCC Information.  The true legal name of Transferor as registered in the jurisdiction of its organization, and the current location of Transferor’s jurisdiction of organization and the address of its chief executive office are set forth in Schedule 6.1(a) and such location and address have not changed within the past 12 months.  In addition, Schedule 6.1(a) lists Transferor’s (A) federal employer identification number and (B) organizational identification number as designated by the jurisdiction of its organization.

(iii)          Authorization of Transaction; No Violation.  The execution, delivery and performance by Transferor of this Agreement and the other Related Documents to which Transferor is a party and the creation and perfection of all Liens and ownership interests provided for herein: (A) have been duly authorized by all necessary action on the part of the Transferor, and (B) do not violate any provision of any law or regulation of any Governmental Authority, or contractual restrictions binding on Transferor, except where such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(iv)          Enforceability.  On or prior to the Closing Date, each of the Related Documents to which Transferor is a party shall have been duly executed and delivered by Transferor and each such Related Document shall then constitute a legal, valid and binding obligation of Transferor enforceable against it in accordance with its terms, subject to bankruptcy, receivership, conservatorship, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(v)           Accuracy of Certain Information.  All written factual information heretofore furnished by Transferor to Buyer with respect to the Transferred Receivables for the purposes of, or in connection with, this Agreement was true and correct in all material respects on the date as of which such information was stated or certified.

(vi)          Use of Proceeds.  No proceeds received by Transferor under this Agreement will be used by it for any purpose that violates Regulation U of the Federal Reserve Board.

(vii)         Judgment or Tax Lien.  Transferor is not aware of any judgment or tax lien filing against Transferor.

(viii)        Note Trust Certificate.  With respect to the Note Trust Certificate, Transferor represents and warrants that:

(A)          this Agreement creates a valid and continuing security interest in the Note Trust Certificate and the proceeds thereof in favor of Buyer, which, (x) is enforceable upon execution of this Agreement against Transferor, as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a  suit at law or in equity) and (y) upon Buyer obtaining and maintaining possession of the Note Trust Certificate, will be prior to all other Liens (other than Permitted Encumbrances);

(B)           the Note Trust Certificate constitutes an “instrument,” a “general intangible” or a “certificated security” within the meaning of the applicable UCC;

(C)           immediately prior to the conveyance of the Note Trust Certificate pursuant to this Agreement, Transferor owns and has good and marketable title to the Note Trust Certificate free and clear of any Lien, claim or encumbrance of any Person (other than the Permitted Encumbrances);

(D)          all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Transferor in connection with the conveyance by Transferor of the Note Trust Certificate to Buyer have been duly obtained, effected or given and are in full force and effect;

(E)           Transferor has caused or will have caused, within ten (10) days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to Buyer under this Agreement in the Note Trust Certificate;

(F)           subject to Permitted Encumbrances, other than the transfer and assignment and the security interest granted to Buyer pursuant to this Agreement, Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Note Trust Certificate and Transferor has not authorized the filing of and is not aware of any financing statements against Transferor that include a description of collateral covering the Note Trust

Certificates other than any financing statement (x) relating to the security interest granted to Buyer under this Agreement, (y) that has been terminated, or (z) that has been granted pursuant to the terms of the Related Documents;

(G)           the Note Trust Certificate does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than Buyer; and

(H)          notwithstanding any other provision of this Agreement, the representations and warranties set forth in this subsection 6.1(a)(viii) shall be continuing, and remain in full force and effect, until such time as the Note Trust Certificate is retired.

(ix)           Transferred Receivables.  From and after the RFS Funding Trust Termination Date, with respect to Transferred Receivables and Additional Accounts, Transferor represents and warrants that:

(A)          each Transferred Receivable satisfies the criteria for an Eligible Receivable as of the applicable Transfer Date;

(B)           this Agreement creates a valid and continuing security interest in the Transferred Receivables in favor of Buyer, which (x) with respect to Transferred Receivables existing as of the RFS Funding Trust Termination Date and thereafter created in the Initial Accounts and the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and the proceeds thereof, will be enforceable upon execution of this Agreement and the occurrence of the RFS Trust Termination Date against Transferor and with respect to Transferred Receivables in Additional Accounts as of the applicable Addition Date and thereafter created, and the Related Security and Collection with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and the proceeds thereof, will be enforceable against Transferor and as of the Addition Date, in each case as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity) and (y) upon filing of the financing statements described in Section 2.1 and, in the case of Transferred Receivables thereafter created, upon the creation thereof, will be prior to all other Liens (other than Permitted Encumbrances);

(C)           the Transferred Receivables constitute “accounts” within the meaning of UCC Section 9-102;

(D)          immediately prior to the conveyance of the Transferred Receivables pursuant to this Agreement, Transferor owns and has good and marketable title to, or has a valid security interest in, the Transferred Receivables free and clear of any Lien, claim or encumbrance of any Person, (other than Permitted Encumbrances);

(E)           all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Transferor in connection with the conveyance by Transferor of the Transferred Receivables to Buyer have been duly obtained, effected or given and are in full force and effect;

(F)           Transferor has caused or will have caused, within ten (10) days of the RFS Funding Trust Termination Date or the applicable Addition Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to Buyer under this Agreement in the Transferred Receivables arising in the Initial Accounts and Additional Accounts, respectively; and

(G)           subject to Permitted Encumbrances, other than the transfer and assignment and the security interest granted to Buyer pursuant to this Agreement, Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Receivables and Transferor has not authorized the filing of and is not aware of any financing statements against Transferor that included a description of collateral covering the Transferred Receivables.

The representations and warranties described in this Section 6.1(a) shall survive the sale or contribution of the Transferred Assets to Buyer, any subsequent assignment, contribution or sale of the Transferred Assets by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the payment in full of all Transferred Assets.

(b)           Transferor agrees that each Receivable in any Account sold by Monogram to RFS Funding Trust pursuant to the Prior Transfer Agreement or by Transferor to RFS Funding Trust pursuant to the Trust Receivable Purchase Agreement shall be deemed for all purposes (including the reassignment obligations under Section 2.7 and this Section 6.1) to have been sold by Transferor to Buyer pursuant to this Agreement as of the day of such actual sale, as if this Agreement had been in effect on that day.

(c)           Upon discovery by Transferor or Buyer of a breach of any of the representations and warranties by Transferor set forth in this Section 6.1, the party discovering such breach shall give prompt written notice to the other.  Transferor agrees to cooperate with Buyer in attempting to cure any such breach.

(d)           If any representation or warranty of Transferor contained in Section 6.1(a)(ix), is not true and correct in any material respect as of the date specified therein with respect to any Transferred Receivable or any Account and as a result of such breach any Transferred Receivables in the related Account become Charged-Off Receivables or Buyer’s rights in, to or under such Transferred Receivables or the proceeds of such Transferred Receivables are impaired or such proceeds are not available for any reason to Buyer free and clear of any Lien other than Permitted Encumbrances, unless cured within 60 days (or such longer period, not in excess of 120 days, as may be agreed to by Buyer) after the earlier to occur of the discovery thereof by Transferor or receipt by Transferor or a designee of Transferor of notice thereof given by Buyer, then such Transferred Receivable shall be designated an “Ineligible Receivable” provided that such Transferred Receivables will not be deemed to be Ineligible Receivables but will be deemed Eligible Receivables if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) Transferor shall have delivered an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

(e)           On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable shall not be given credit in determining the Aggregate Principal Receivables used to calculate the Note Trust Principal Balance and the Free Equity Amount.  On the first Transfer Date following the end of the Monthly Period in which any Transferred Receivable is designated as an Ineligible Receivable, Transferor shall repurchase such Ineligible Receivable from Buyer by paying Buyer a cash purchase price; provided that no such payment need be made if the Free Equity Amount exceeds the Minimum Free Equity Amount (after giving effect to the exclusion of such Ineligible Receivables from the Aggregate Principal Receivables) on the date such payment would otherwise be due.  The purchase price for the Ineligible Receivables in any Account shall equal the Outstanding Balance of the Principal Receivables in such Account, plus the accrued Finance Charge Receivables in such Account as of the end of the Monthly Period prior to the repurchase date.

(f)            If any representation or warranty of Transferor contained in Section 6.1(a)(i), 6.1(a)(ii), 6.1(a)(iii) or 6.1(a)(iv) of this Agreement is not true and correct in any material respect and such breach has a material adverse effect on the Transferred Receivables transferred to Buyer by Transferor or the availability of the proceeds thereof to Buyer, Transferor shall be obligated to accept a reassignment of the Transferred Receivables if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 120 days, as may be specified in such notice), on the terms set forth below; provided that such Transferred Receivables will not be reassigned to Transferor if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) Transferor shall have delivered an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

Transferor shall pay to Buyer in immediately available funds not later than 12:00 noon, New York City time, on such Business Day as Buyer shall designate following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the Aggregate Reassignment Amount. The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of the Transferred Receivables.

(g)           Upon the payment, if any, required to be made to Buyer as provided in Section 6.1(e) or 6.1(f), Buyer shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of Buyer in and to the applicable Transferred Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. Buyer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Transferor to effect the conveyance of such Transferred Receivables pursuant to this Section.

Section 6.2             Affirmative Covenants of Transferor.  Transferor covenants and agrees that, unless otherwise consented to by Buyer, from and after the Closing Date and until the date after the Agreement Termination Date when the Outstanding Balance of all Transferred Receivables have been reduced to zero:

(a)           Account Allocations.  If Transferor is unable for any reason to transfer Transferred Receivables to Buyer in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 5.1 or an order by any Governmental Authority that Transferor not transfer any additional Principal Receivables to Buyer) then, in any such event:  (i) Transferor agrees to allocate and pay to Buyer, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for Transferor’s inability to transfer such Transferred Receivables (up to an aggregate amount equal to the amount of Principal Receivables held by Buyer on such date of inability); (ii) Transferor agrees that such amounts shall be deemed Collections of Transferred Receivables; and (iii) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (i) and (ii), Principal Receivables (and all amounts which would have constituted Principal Receivables, but for Transferor’s inability to transfer Transferred Receivables to Buyer) that are charged off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with the Servicing Agreement, and all amounts that would have constituted Principal Receivables, but for Transferor’s inability to transfer Transferred Receivables to Buyer shall be deemed to be Principal Receivables for the purpose of all calculations under the Related Documents.  If Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, Transferor agrees that it shall allocate collections, charge-offs and other incidents of the receivables in the Accounts between Transferred Receivables and other receivables outstanding in the Accounts on a basis reasonably intended to approximate the actual portions allocable to Transferred Receivables and other receivables respectively.  The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to Buyer, or that would have been conveyed to Buyer but for the above described inability to transfer such Receivables, shall continue to be held by Buyer notwithstanding any cessation of the transfer of additional Principal Receivables to Buyer.

(b)           Notice of Material Event.  Transferor shall promptly inform Buyer in writing of the occurrence of any of the following, in each case setting forth the details thereof and what action, if any, Transferor proposes to take with respect thereto:

(i)            any Litigation commenced or threatened against Transferor or with respect to or in connection with all or any substantial portion of the Transferred Assets or developments in such Litigation, in each case, that Transferor believes has a reasonable risk of being determined adversely and having a Material Adverse Effect;

(ii)           the commencement of a proceeding against Transferor seeking a decree or order in respect of Transferor (A) under the Federal Deposit Insurance Act or any other applicable federal, state or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Transferor or for any substantial part of Transferor’s assets, or (C) ordering the winding-up or liquidation of the affairs of Transferor; or

(iii)          any default by Transferor in performance of any of its obligations under this Agreement, any notice received by Transferor from Originator relating to any default by Originator in performance of its obligations under the Bank Receivables Sale Agreement or any actual knowledge on the part of Transferor of such Originator default.

(c)           Notice of Liens.  Transferor shall notify Buyer promptly after becoming aware of any Lien on any Transferred Asset other than Permitted Encumbrances.

(d)           Information for Reports.  Transferor shall promptly deliver any material written information, documents, records or reports with respect to the Transferred Receivables that Buyer shall reasonably request.

(e)           Deposit of Collections.  Transferor shall transfer to Buyer or Servicer on its behalf, promptly, and in any event no later than the Business Day after receipt thereof, all Collections it may receive in respect of Transferred Assets.

(f)            Credit Card Program Agreement and Policies.  Transferor shall enforce Originator’s obligation under the Bank Receivables Sale Agreement to comply with and perform its obligations under the Credit Card Program Agreements and the Contracts relating to the Accounts and the Credit and Collection Policies except insofar as any failure to comply or perform would not materially or adversely affect the rights of Buyer.  Transferor may permit Originator to change the terms and provisions of the Credit Card Program Agreements, the Contracts or the Credit and Collection Policies (including the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and periodic finance charges and other fees assessed thereon), but subject to Section 6.3(b) and only if such change is made applicable to any comparable segment of the revolving credit card accounts owned and serviced by Originator which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between Originator and an unrelated third party or by the terms of the Credit Card Program Agreements.

Section 6.3             Negative Covenants of Transferor.  Transferor covenants and agrees that, without the prior written consent of Buyer, from and after the Closing Date and until the date after the Agreement Termination Date when the Outstanding Balances of all Transferred Receivables transferred hereunder prior to such Agreement Termination Date have been reduced to zero:

(a)           Liens.  Transferor shall not create, incur, assume or permit to exist any Lien, other than Permitted Encumbrances, on or with respect to the Transferred Assets.

(b)           Periodic Finance Charges and Other Fees.  Except as otherwise required by any Requirement of Law, or as is deemed by Originator to be necessary in order for it to maintain its credit card business, based upon Originator’s good faith assessment, in its sole discretion, of the nature of the competition in the credit card business, Transferor shall not at any time permit Originator to reduce the periodic finance charges assessed on any Transferred Receivable or other fees on any Account if, as a result of such reduction, Transferor’s reasonable expectation of the portfolio yield for any series of notes secured, directly or indirectly, by the Transferred Receivables, as of the date of such reduction would be less than the then base rate for that series, as determined in accordance with the terms of that series.  In any event, Transferor shall not permit Originator to reduce the periodic finance charges assessed on any Transferred Receivable or other fees on any Account without the consent of Buyer, which consent Buyer shall provide unless the giving of such consent is prohibited by any agreement to which Buyer is a party or if the reduction would cause the Buyer to fail to make required payments under any such agreement.

(c)           UCC Matters.  Transferor shall not change its state of organization or incorporation or its name such that any financing statement filed to perfect Buyer’s interests under this Agreement would become seriously misleading, unless Transferor shall have given Buyer not less than 30 days’ prior written notice of such change.

(d)           No Proceedings.  From and after the Closing Date and until the date one year plus one day following the date on which all amounts due with respect to securities rated by a Rating Agency that were issued by any entity holding Transferred Assets have been paid in full in cash, Transferor shall not, directly or indirectly, institute or cause to be instituted against Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit Transferor’s right to pursue any other creditor rights or remedies that Transferor may have under any applicable law.  Without prejudice to the survival of any other agreement of the Transferor hereunder, the agreements and obligations of the Transferor under this Section 6.3(d) shall survive the termination to this Agreement.

(e)           Sale Characterization.  For accounting purposes, Transferor shall not account for the transactions contemplated by this Agreement in any manner other than, with respect to the sale or contribution of each Transferred Receivable, as a true sale and/or absolute assignment of its full right, title and ownership interest in the related Transferred Assets to Buyer.  Transferor shall also maintain its records and books of account in a manner which clearly reflects each such sale or contribution of the Transferred Receivables to Buyer.

(f)            Amendment to Bank Receivables Sale Agreement.  Transferor shall not amend the Bank Receivables Sale Agreement if such amendment would materially adversely affect the interests of the Buyer or any of the Buyer’s creditors.

Section 6.4             No-Petition Covenant of Buyer.  Buyer covenants and agrees that, from and after the Closing Date and until the date one year plus one day following the date on which all amounts due with respect to securities rated by a Rating Agency that were issued by any entity holding Transferred Assets have been paid in full in cash, Buyer shall not, directly or indirectly, institute or cause to be instituted against Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit Buyer’s right to pursue any other creditor rights or remedies that Transferor may have under any applicable law.  Without prejudice to the survival of any other agreement of the Buyer hereunder, the agreements and obligations of the Buyer under this Section 6.4 shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1             Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.1), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.  Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall be effective only if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall be effective only on the immediately succeeding Business Day.

If to Transferor:

RFS HOLDING, L.L.C.
1600 Summer Street, 6th Floor
Stamford, CT 06927
Attention:              Manager Securitization
Telephone:            (203) 357-4756
Facsimile:               (203) 357-6796

with a copy to:

GENERAL ELECTRIC CAPITAL CORPORATION
1600 Summer Street, 4th Floor
Stamford, CT  06927
Attention:              Portfolio Manager
Telephone:            (203) 357-4328
Facsimile:               (203) 961-2953

If to Buyer:

GE CAPITAL CREDIT CARD MASTER NOTE TRUST
c/o The Bank of New York
101 Barclay Street
Floor 8 West (ABS Unit)
Attention:  Antonio Vayas
Telephone:  (212) 815-8322
Facsimile:  (212) 815-2493, or 3883

with a copy to:

GENERAL ELECTRIC CAPITAL CORPORATION
1600 Summer Street, 4th Floor
Stamford, CT  06927
Attention:              Portfolio Manager
Telephone:            (203) 357-4328
Facsimile:               (203) 961-2953

Section 7.2             No Waiver; Remedies.  (a) Either party’s failure, at any time or times, to require strict performance by the other party hereto of any provision of this Agreement shall not waive, affect or diminish any right of such party thereafter to demand strict compliance and performance herewith or therewith.  Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements, warranties, covenants and representations of either party contained in this Agreement, and no breach or default by either party hereunder or thereunder, shall be deemed to have been suspended or waived by the other party unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of such party and directed to the defaulting party specifying such suspension or waiver.

(b)           Each party’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that such party may have under any other agreement, including the other Related Documents, by operation of law or otherwise.

Section 7.3             Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of Transferor and Buyer and their respective successors and permitted assigns, except as otherwise provided herein.  Except as provided below and in Sections 2.9 or 4.1 of this Agreement, neither Buyer nor Transferor may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder, without (i) satisfying the Rating Agency Condition and (ii) obtaining the prior express written consent of the other party.  Any such purported assignment, transfer, hypothecation or other conveyance by Transferor without the prior express written consent of Buyer and the satisfaction of the Rating Agency Condition (if applicable) shall be void.  Transferor acknowledges that under the Indenture Security Agreement, Buyer will grant security interests in its rights granted hereunder to the Indenture Trustee, and upon any exercise of remedies with respect to such security interests, the Indenture Trustee shall have, to the extent of such assignment, all rights of Buyer hereunder and such transferee may in turn transfer such rights.  The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Transferor and Buyer with respect to the transactions contemplated hereby and no Person shall be a third-party beneficiary of any of the terms and provisions of this Agreement.

Section 7.4             Termination.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the earlier of (a) the termination of the Buyer as provided in the Trust Agreement and (b) the date selected by Transferor upon prior notice thereof to Buyer (such date the “Agreement Termination Date”).

Section 7.5             Survival.  Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Transferor under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Transferor or the rights of Transferor relating to any unpaid portion of any and all obligations of Transferor to Buyer, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Agreement Termination Date.  Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Transferor, and all rights of Transferor hereunder shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the date after the Agreement Termination Date when the Outstanding Balances of all Transferred Receivables transferred hereunder prior to such Agreement Termination Date have been reduced to zero; provided, that the rights and remedies pursuant to the provisions of Sections 2.5, 6.3(c), 7.3, 7.11 and 7.13 shall be continuing and shall survive any termination of this Agreement.

Section 7.6             Complete Agreement; Modification of Agreement.  This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except by written agreement of the parties hereto.  The parties shall give prior written notice of any material amendment of this Agreement to the Rating Agencies.

Section 7.7             GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.  (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)           EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK

CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY SECURITY FOR THE OBLIGATIONS OF TRANSFEROR ARISING HEREUNDER OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.8             Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 7.9             Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 7.10           Section Titles.  The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 7.11           No Setoff.  Transferor’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right Transferor might have against Buyer, all of which rights are hereby expressly waived by Transferor.

Section 7.12           Confidentiality.  NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THE OBLIGATIONS OF CONFIDENTIALITY CONTAINED HEREIN, SHALL NOT APPLY TO THE FEDERAL TAX STRUCTURE OR FEDERAL TAX TREATMENT OF THIS TRANSACTION, AND EACH PARTY (AND ANY EMPLOYEE, REPRESENTATIVE, OR AGENT OF ANY PARTY) MAY DISCLOSE TO ANY AND ALL PERSONS, WITHOUT LIMITATION OF ANY KIND, THE FEDERAL TAX STRUCTURE AND FEDERAL TAX TREATMENT OF THIS TRANSACTION.  THE PRECEDING SENTENCE IS INTENDED TO CAUSE THIS TRANSACTION TO BE TREATED AS NOT HAVING BEEN OFFERED UNDER CONDITIONS OF CONFIDENTIALITY FOR PURPOSES OF SECTION 1.6011-4(B)(3) (OR ANY SUCCESSOR PROVISION) OF THE TREASURY REGULATIONS PROMULGATED UNDER SECTION 6011 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND SHALL BE CONSTRUED IN A MANNER CONSISTENT WITH SUCH PURPOSE.  IN ADDITION, EACH PARTY ACKNOWLEDGES THAT IT HAS NO PROPRIETARY OR EXCLUSIVE RIGHTS TO THE FEDERAL TAX STRUCTURE OF THIS TRANSACTION OR ANY FEDERAL TAX MATTER OR FEDERAL TAX IDEA RELATED TO THIS TRANSACTION.

Section 7.13           Further Assurances.  (a) Transferor shall, at its sole cost and expense, upon request of Buyer, promptly and duly authorize, execute and/or deliver, as applicable, any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer may request to carry out more effectively the provisions and purposes of this Agreement or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including authorizing and filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder.  Transferor hereby authorizes Buyer to file any such financing or continuation statements without the signature of Transferor to the extent permitted by applicable law.  A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Assets or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Assets is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon Transferor’s receipt thereof and promptly delivered to or at the direction of Buyer.

(b)           If Transferor fails to perform any agreement or obligation under this Section 7.13, Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer incurred in connection therewith shall be payable by Transferor upon demand of Buyer.

(c)           Transferor shall deliver to Buyer (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit C; (ii) on each Addition Cut-Off Date on which any Additional Accounts are to be designated as Accounts pursuant to Section 2.6, an Opinion of Counsel substantially in the form of Exhibit D; and (iii) on or before March 31 of each year following the year in which the RFS Funding Trust Termination Date occurs, an Opinion of Counsel substantially in the form of Exhibit E.

Section 7.14           Accounting Changes.  If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change.  If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

Section 7.15           No Indirect or Consequential Damages.  NO PARTY TO THIS AGREEMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER.

Section 7.16           Limitation of Liability of the Trustee.  Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by The Bank of

New York (Delaware), not in its individual capacity but solely in its capacity as Trustee of Buyer, and in no event shall The Bank of New York (Delaware), in its individual capacity, or any beneficial owner of Buyer have any liability for the representations, warranties, covenants, agreements or other obligations of Buyer hereunder, as to all of which recourse shall be had solely to the assets of Buyer.  For all purposes of this Agreement, in the performance of any duties or obligations of Buyer thereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VIII of the Trust Agreement.

IN WITNESS WHEREOF, Transferor and Buyer have caused this Transfer Agreement to be duly executed by their respective officers as of the day and year first above written.

RFS HOLDING, L.L.C., as Transferor

By:	/s/ Iain J. Mackay
Name:	Iain J. Mackay
Title:	Chief Financial Officer and Manager
GE CAPITAL CREDIT CARD MASTER NOTE TRUST, Buyer

By:	THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as Trustee on behalf of the Buyer
By:	/s/ Michael Santino
Name:	Michael Santino
Title:	Senior Vice President

S-1

SCHEDULE 1

LIST OF ACCOUNTS

[Delivered Separately]**

*     The initial Account Schedule does not identify the aggregate amount of receivables in the Accounts described therein

SCHEDULE 6.1(a)

TRANSFEROR’S UCC INFORMATION

Legal Name

RFS Holding, L.L.C.

Jurisdiction of Organization

Delaware

Address of Chief Executive Officer

1600 Summer Street, 6th Floor

Stamford, CT 06927

S-1

EXHIBIT A

FORM OF ASSIGNMENT OF TRANSFERRED RECEIVABLES
IN ADDITIONAL ACCOUNTS

(As required by Section 2.6 of the Transfer Agreement)

ASSIGNMENT No.         OF TRANSFERRED RECEIVABLES IN ADDITIONAL ACCOUNTS (this “Assignment”) dated as of                     , 20[__], by and among RFS HOLDING, LLC, a limited liability company organized under the laws of the State of Delaware, as Transferor (“Transferor”) and GE CAPITAL CREDIT CARD MASTER NOTE TRUST (“Buyer”), pursuant to the Transfer Agreement referred to below.

W I T N E S S E T H :

WHEREAS, Transferor and Buyer are parties to the Transfer Agreement, dated as of September 25, 2003 (as it may be amended and supplemented from time to time the “Agreement”); and

WHEREAS, pursuant to the Agreement, Transferor wishes to designate Additional Accounts to be included as Accounts and to convey the Transferred Receivables in such Additional Accounts that have been designated “Additional Accounts” pursuant to the Agreement, whether now existing or hereafter created, to Buyer (as each such term is defined in the Agreement); and

WHEREAS, Buyer is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, Transferor and Buyer hereby agree as follows:

1.             Defined Terms.  All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Addition Date” means, with respect to the Additional Accounts designated hereby, [                          ], 20[       ].

“Addition Cut-Off Date” means, with respect to Additional Accounts designated hereby, [              ], 20[   ].

“Notice Date” means, with respect to the Additional Accounts designated hereby, [                          ], 20[       ].

2.             Designation of Additional Accounts.  The Accounts listed on Schedule 1 to this Assignment have been designated “Additional Accounts” pursuant to the Agreement.  Schedule 1 to this Assignment, as of the Addition Date, shall supplement Schedule 1 to the Agreement as required by Section 2.1(c) of the Agreement.

3.             Conveyance of Transferred Receivables.  (a)  Transferor does hereby transfer, assign, set over and otherwise convey, without recourse except as set forth in this Agreement, to Buyer, all its right, title and interest in, to and under the Receivables in such Additional Accounts existing at the close of business on the Addition Date and thereafter created from time to time until the Agreement Termination Date, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and all proceeds of the foregoing.  The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of any Originator, Transferor or any other Person in connection with the Accounts or the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, Retailers, clearance systems or insurers.

(b)           Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Transferred Receivables in Additional Accounts existing on the Addition Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to Buyer, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to Buyer within ten (10) days of the Addition Date.  Buyer shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

(c)           In connection with such assignment, Transferor further agrees, at its own expense, on or prior to the date of this Assignment, to indicate and cause Servicer to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts and designated hereby have been conveyed to Buyer pursuant to the Agreement and this Assignment.

(d)           Transferor does hereby grant to Buyer a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Receivables in the Additional Accounts existing on the Addition Date and thereafter created, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds relating thereto and all proceeds of the foregoing.  This Assignment constitutes a security agreement under the UCC.

4.             Acceptance by Buyer.  Buyer hereby acknowledges its acceptance in trust of all right, title and interest to the property, existing on the Addition Date and thereafter created, conveyed to Buyer pursuant to Section 3(a) of this Assignment.  Buyer further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, Transferor delivered to it the Account Schedule described in Section 2 of this Assignment.

5.             Representations and Warranties of Transferor.  Transferor hereby represents and warrants to Buyer as of the Addition Date:

(a)           This Assignment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b)           each of the Transferred Receivables satisfies the criteria for an Eligible Receivable as of the Addition Cut-Off Date;

(c)           each Additional Account is, as of the Addition Cut-Off Date, an Eligible Account,

(d)           no selection procedures believed by Transferor to be materially adverse to the interests of Buyer or any of its creditors were utilized in selection the Additional Accounts from the available Eligible Accounts;

(e)           as of the Addition Date, Transferor is solvent;

(f)            the Account Schedule delivered pursuant to this Assignment, is an accurate and complete listing in all material respects of all the Accounts as of the related Addition Cut-Off Date, and the information contained therein with respect to the identify of such Accounts and the Transferred Receivables existing in such Accounts, is true and correct in all material respects as of the Addition Cut-Off Date;

(g)           the Agreement and this Assignment creates a valid and continuing security interest in the Receivables in the Additional Accounts in and the Related Security and Collection with respect thereto and, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and the proceeds thereof in favor of Buyer and is enforceable against creditors of and purchasers of Transferor with respect to the Receivables and the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds related thereto and the proceeds thereof, as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity) and (y) upon filing of the financing statements described herein and, in the case of Transferred Receivables thereafter created, upon the creation thereof, will be prior to all other Liens (other than Permitted Encumbrances);

(h)           the Transferred Receivables constitute “accounts” within the meaning of UCC Section 9-102;

(i)            immediately prior to the conveyance of the Receivables pursuant to this Agreement, Transferor owns and has good and marketable title to, or has a valid security interest in, the Receivables free and clear of any Lien, claim or encumbrance of any Person, (other than Permitted Encumbrances); and

(j)            subject to Permitted Encumbrances, other than the transfer and assignment and the security interest granted to Buyer pursuant to this Agreement, Transferor had not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Receivables.  Transferor has not authorized the filing of and is not aware of any financing statements against Transferor that included a description of collateral covering the Transferred Receivables.

6.             Amendment of the Agreement.  The Agreement is hereby amended to provide that all references therein, to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a dual reference to the Agreement as supplemented by this Assignment.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms.

7.             Counterparts.  This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

8.             GOVERNING LAW.  THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9.             Limitation of Liability of the Administrator.  Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by General Electric Capital Corporation, not in its individual capacity but solely in its capacity as Administrator of Buyer, and in no event shall General Electric Capital Corporation, in its individual capacity, or any beneficial owner of Buyer have any liability for the representations, warranties, covenants, agreements or other obligations of Buyer hereunder, as to all of which recourse shall be had solely to the assets of Buyer.  For all purposes of this Agreement, in the performance of any duties or obligations of Buyer thereunder, the Administrator shall be subject to, and entitled to the benefits of, the terms and provisions of Article [       ] of the Administration Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Assignment of Transferred Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

RFS HOLDING, L.L.C., Transferor

By:
Name:
Title:

GE CAPITAL CREDIT CARD MASTER NOTE TRUST, Buyer

By: GENERAL ELECTRIC CAPITAL CORPORATION, not in its individual capacity but solely as Administrator on behalf of the Buyer

By:
Name:
Title:

Schedule I
to Assignment of Transferred Receivables
in Additional Accounts

ADDITIONAL ACCOUNTS

EXHIBIT B

FORM OF REASSIGNMENT OF RECEIVABLES
IN REMOVED ACCOUNTS

(As required by Section 2.7 of the Transfer Agreement)

REASSIGNMENT No.                   OF RECEIVABLES IN REMOVED ACCOUNTS dated as of                  , 20[   ], by and among RFS HOLDING, LLC, a limited liability company organized under the laws of the State of Delaware, as Transferor (the “Transferor”), and GE CAPITAL CREDIT CARD MASTER NOTE TRUST (the “Buyer”), pursuant to the Transfer Agreement referred to below.

WITNESSETH:

WHEREAS Transferor and Buyer are parties to the Transfer Agreement, dated as of September 25, 2003 (as it may be amended and supplemented from time to time the “Agreement”);

WHEREAS pursuant to the Agreement, Transferor wishes to remove from Buyer all Transferred Receivables owned by Buyer in certain designated Accounts and to cause Buyer to reconvey the Transferred Receivables of such Removed Accounts, whether now existing or hereafter created, from Buyer to Transferor; and

WHEREAS Buyer is willing to accept such designation and to reconvey the Transferred Receivables in the Removed Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, Transferor and Buyer hereby agree as follows:

1.             Defined Terms.  All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” means, with respect to the Removed Accounts designated hereby,                 ,           .

“Removal Notice Date” means, with respect to the Removed Accounts                  ,         .

2.             Designation of Removed Accounts.  Schedule 1 to this Reassignment, as of the Removal Date, shall supplement Schedule 1 to the Agreement as required by Section 2.1(c) of the Agreement.

3.             Conveyance of Transferred Receivables.  (a) Buyer does hereby transfer, assign, set over and otherwise convey to Transferor, without representation, warranty or recourse, on and after the Removal Date, all right, title and interest of Buyer in, to and under the Transferred Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, the

Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds related thereto and all proceeds of the foregoing.

(b)           In connection with such transfer, Buyer agrees to execute and deliver to Transferor on or prior to the date this Reassignment is delivered, applicable termination statements prepared by Transferor with respect to the Transferred Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by Buyer of its interest in the Transferred Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

4.             Representations and Warranties of Transferor.  Transferor hereby represents and warrants to Buyer as of the Removal Date:

(a)           Legal Valid and Binding Obligation.  This Reassignment Agreement constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b)           Early Amortization Event.  Transferor reasonably believes that (i) the removal of the Transferred Receivables existing in the Removed Accounts will not, based on the facts known to Transferor, then or thereafter cause an Early Amortization Event to occur with respect to any series, (ii) no selection procedure believed by Transferor to be materially adverse to the interests of Buyer or any of its creditors has been used in removing Removed Accounts from among any pool of Accounts of a similar type (it being understood that Transferor will not be deemed to have used such an adverse selection procedure in connection with any Involuntary Removal) as of the Removal Date and (iii) Accounts (or administratively convenient groups of Accounts, such as billing cycles) were chosen for removal on a random basis or another basis that Transferor believes is consistent with achieving derecognition of the Transferred Receivables under GAAP;

(c)           List of Removed Accounts.  The list of Removed Accounts attached hereto, is an accurate and complete listing in all material respects of all the Accounts as of the Removal Date; and

(d)           Receivables Tests.  The Aggregate Outstanding Balance of Principal Receivables in the Removed Accounts did not exceed the lesser of (i) the Free Equity Amount over the Minimum Free Equity Amount or (ii) the excess of the Note Trust Principal Balance over the Required Principal Balance, all measured as of the end of the most recently ended Monthly Period.

5.             Amendment of the Agreement. The Agreement is hereby amended to provide that all references therein to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Agreement as supplemented by this Reassignment.  Except as expressly amended hereby, all of the representations, warranties, terms and covenants and conditions of the Agreement shall remain unamended and shall continue to be and shall remain in full force and effect in accordance with its terms.

6.             Counterparts.  This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

7.             GOVERNING LAW.  THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the undersigned have caused this Reassignment Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

RFS HOLDING, L.L.C., Transferor

By:
Name:
Title:

GE CAPITAL CREDIT CARD MASTER NOTE TRUST, Buyer

By: GENERAL ELECTRIC CAPITAL CORPORATION, not in its individual capacity but solely as Administrator on behalf of the Buyer

By:
Name:
Title:

Schedule 1
to Reassignment Agreement

REMOVED ACCOUNTS

EXHIBIT C

FORM OF OPINION OF COUNSEL WITH RESPECT
TO AMENDMENTS

(Provisions to be included in
Opinion of Counsel to be delivered pursuant
to Section 7.13(c)(i))

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions Of Counsel delivered on the RFS Funding Trust Termination Date.

(i)            The amendment to this Agreement attached hereto as Schedule 1 (the “Amendment”), has been duly authorized, executed and delivered by Transferor and constitutes the legal, valid and binding agreement of Transferor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws from time to time in effect affecting creditors’ rights generally or the rights of creditors of national banking associations.  The enforceability of the obligations of Transferor is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

(ii)           The Amendment has been entered into in accordance with the terms and provisions of Section 7.2 of this Agreement.

EXHIBIT D

FORM OF OPINION OF COUNSEL WITH RESPECT
TO ADDITION OF ADDITIONAL ACCOUNTS

(Provisions to be included in
Opinion of Counsel to be
delivered pursuant to
Section 7.13(c)(ii))

The opinions set forth below may be subject to appropriate qualifications, assumptions, limitations and exceptions.

1.             The provisions of the Transfer Agreement are effective under the UCC to create in favor of Buyer a valid security interest in Transferor’s rights in the Transferred Receivables in such Additional Accounts and the identifiable proceeds thereof (the “Specified Assets”).

2.             The security interest in the Specified Assets created by the Transfer Agreement will be perfected by the filing of the Financing Statements as described and defined in such opinion.  Based solely upon our review of the UCC Searches as described and defined in such opinion, such perfected security interest in the Specified Assets is prior to any other security interest granted by Originator that is perfected solely by filing of Financing Statements in the Search Offices as described and defined in such opinion that covers the Specified Assets.

EXHIBIT E

PROVISIONS TO BE INCLUDED IN
ANNUAL OPINION OF COUNSEL
(To be delivered pursuant to Section 7.13(c)(iii))

The opinion set forth below may be subject to certain qualification, assumptions, limitations and exceptions taken or made in the opinion of counsel to otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Transfer Agreement.

Assuming that all relevant conditions specified in the Prior Opinion as described and defined in such opinion addressing the security interest of Transferor remain with respect to the Transferred Receivables in the Accounts and the proceeds thereof (the “Specified Assets”) and the manner in which it is held still exists and that no circumstance has occurred that would render the facts upon which the Prior Opinion relied incorrect, we are of the opinion that no further actions are necessary on the date hereof to perfect or continue the perfection status of the security interest of Transferor in the Specified Assets.